EXH10-24

                                                    THIS  AGREEMENT  made  as of
the 13th day of April, 1995.

BETWEEN:

                             FIBERCORE INCORPORATED
                       a body corporate duly incorporated
                      under the laws of the State of Nevada
                     in the United States of America Alberta
                         (hereinafter called the Vendor)

                                OF THE FIRST PART

                                      -and-

                        MIDDLE EAST SPECIALIZED CABLES CO
                       a body corporate duly incorporated
                  under the laws of the Kingdom of Saudi Arabia
                       (hereinafter called the Purchaser)

                               OF THE SECOND PART

                                      -and-

                                SHAWMUT BANK N.A.
                             Of the City of Boston,
                      in the Commonwealth of Massachusetts
                      (hereinafter called the Escrow Agent)

                                OF THE THIRD PART

                                ESCROW AGREEMENT

         WHEREAS by Agreement dated the 13th day of April, 1995 the Purchaser agreed to purchase 200,000 shares of FIBERCORE INCORPORATED hereinafter called "the Purchase Agreement", the Shares and "the Vendor" respectively for the sum of $1,000,000.00 in two blocks of 100,000 shares;

         AND WHEREAS the Purchaser and its Saudi Arabian partners have agreed to enter into a joint Venture in the Middle East with the Purchaser and others and to enter a contract for the exclusive supply of products produced by the vendor for sale and distribution in the Middle East;

         AND WHEREAS the Vendor, in consideration of the Purchaser and its partners entering into the agreement for the exclusive purchase of the products produced by the Vendor for sale and distribution in the Middle East (the "Exclusive Supply Agreement") has agreed to deliver


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150,000  additional shares of the Vendor and 150,000 warrants to purchase shares of the Vendors all as more specifically set forth in the Purchase Agreement;

         AND WHEREAS the Purchaser has advised the Vendor that its nominees are those persons or corporations listed in Schedule "A" attached to this Agreement and the percentage of shares to which each is entitled under the Share Purchase Agreement is set forth after each of their names and it has been agreed by the parties that all shares to be delivered to the Purchaser pursuant to the terms of this Agreement shall be delivered to these nominees in those percentages.

         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements contained herein the parties hereto do agree as follows:

         1. The Vendor shall deliver to the Escrow Agent and the Escrow Agent shall receive the following documents which shall be held by the Escrow Agent in escrow subject to the terms and conditions of this Agreement:

                  a) Share certificate(s) for 85,000 shares of the capital stock of the Vendor in the name of the Purchaser or its nominees;

                  b) 150,000 Share Warrants granting the Purchaser or its nominees the right to purchase 150,000 shares of the capital stock of the Vendor for $6.00 per share any time within 2 years of the date of the Purchase Agreement.

                  c) Share certificate(s) for 65,000 shares of the capital stock of the Vendor in name of the Purchaser or its nominees;

                  which documents are hereinafter called "the escrow documents"

         2. The Escrow Agent shall hold the escrow documents in escrow undelivered and:

                  a) shall deliver the 85,000 shares and the 150,000 warrants described in paragraphs 1(a) and l(b) to the Purchaser's nominees fifteen (15) days after receipt by the Escrow Agent of a copy of the Exclusive Supply Agreement signed by MEFC which may be either an original or one which has been confirmed as a true copy of the original by a Notary Public;

                  b) shall deliver to the Purchaser's nominees the 65,000 shares referred in clause 1(c) fifteen (15) days after receiving a Notice of Exercise of the Warrants which contains a confirmation by both the Purchaser and the Vendor that the warrants referred to in clause l(c) have been exercised and the consideration for the shares has been received by the Vendor;

                  c) shall deliver to the Purchaser's nominees a portion of the 65,000 shares referred to in clause 1(c) fifteen (15) days after receiving a Notice of


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                           Partial   Exercise  of  the  Warrants   containing  a
                           confirmation  by both the  Purchaser  and the  Vendor
                           that  a  specified   number  of  warrants   has  been
                           exercised and the consideration for those shares has been received by the Vendor. The portion of the 65,000 shares which shall be delivered by the Escrow Agent shall be determined by multiplying the number of warrants which have been exercise, as shown by the Notice, by a factor of .4333 (43.33%). The result shall be rounded down to a whole number and that shall be the number of shares to be delivered to the Purchaser's nominees. When the cumulative total of the warrants exercised, as shown by the Notices of Partial Exercise of Warrants, reaches 150,000 the Escrow Agent shall deliver any additional shares
                           which  may  remain  in  escrow  to  the   Purchaser's
                           nominees.

                  d) In the event that the conditions precedent to the delivery of the shares and warrants referred to in clause 2(a) shall not have been satisfied prior to the 13th day of April, 1996, then upon the Vendor delivering a Declaration by the President or Chief Executive Officer of the Vendor duly sworn and notarized stating that:

                           (i) the agreement for exclusive supply of products by the purchaser to the Joint venture company Middle East FiberCore has not been executed by MEFC.

                           (ii) Proof of delivery of a 60 day written Notice to the Purchaser specifying that, the Exclusive Supply Agreement not having been executed the Vendor intends to take redelivery of the escrow documents shall deliver the escrow documents to Vendor unless then prohibited by an Order of a Court of competent jurisdiction or unless the purchaser shall before then have delivered to the Escrow Agent the Exclusive Supply Agreement duly executed by MEFC.

                  e) In the event that all of the warrants have not been exercised by the 13th day of April, 1997 and there remains any portion of the shares held pursuant to clause l(c) then the Escrow Agent, unless and except as otherwise directed by the Vendor, shall deliver the remaining shares to the Vendor,

         3. Any notice to be given under this Agreement shall be duly and properly given delivered to the Vendor or the Purchaser at the addresses following their names:

         a)       To the Purchaser:         c/o Derek M. Bridges LL.B.
                                            Barrister and Solicitor
                                            3527 18th Street S.W.
                                            Calgary, Alberta, T3C 2V8
                                            Tel: (403) 243-8360
                                            Fax: (403) 243-1886


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         b)       To the Vendor:            FiberCore Incorporated
                                            174 Charlton Rd.
                                            P.O. Box 206
                                            Sturbridge, MA 01566
                                            Tel: (508) 347-7744
                                            Fax: (508) 347-2778

         c)       To the Escrow Agent:      Paul G. Grenier
                                            Shawmut Bank N.A.
                                            Corporate Trust Department
                                            3101 1 Federal Street
                                            Boston, Ma 02211
                                            Tel: (617) 292-4267
                                            Fax: (617) 292-4289

         or such other address as the Purchaser, the Vendor the escrow agent may from time to time designate by notice in writing to the other.

         4. The Escrow Agent shall have no responsibility in respect of loss of the escrow documents except his duty to exercise such care in the safekeeping thereof as he would exercise as if the escrow documents were his property.

         5. This agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this agreement against the Escrow Agent. The Escrow Agent may act in reliance upon any instrument or signature believed to be genuine and may assume that any person purporting to give any writing, notice or instructions pursuant to the provisions hereof has been duly authorized to do so. The Escrow Agent may act relative hereto upon advice of counsel in reference to any mater connected herewith and shall be fully protected in any action taken in good faith in accordance with such advice. The Escrow Agent shall not be required to defend any legal proceedings which may be instituted against it in respect of the subject mater of these instructions unless requested in writing to do so by the undersigned parties and indemnified to its satisfaction against the cost and expenses of such defense. The Purchase and the Vendor each severally and jointly covenant and agree to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability or expense incurred by it and arising out of or in connection with the administration of this agreement, including the costs and expenses of defending itself against any claim of liability hereunder, in each case in the absence of bad faith, gross negligence or willful malfeasance on the part of the Escrow Agent.

         6. In the event that the Escrow Agent shall die or resign during the term of this Agreement and the Purchase Agreement, then the Vendor is required to appoint another escrow agent and to notify the Purchaser thereof; the Vendor shall then be


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required to obtain from the other escrow agent a declaration  binding him to the terms of this Agreement.

         7. This Agreement shall not be revoked, assigned or modified as to any of its terms and conditions except by consent in writing signed by all of the parties hereto and consented to by the Escrow Agent.

         8. This Agreement shall be binding upon the successors and assigns of each of the parties hereto.

         9. The Vendor shall pay to the Escrow Agent as consideration for its services hereunder the fees set forth on Schedule I hereto, at the times and in the manner set forth herein;

         10. This Agreement shall be construed in accordance with the internal laws of the Commonwealth of Massachusetts without regard to principles of conflict of laws.

         11 . This Agreement shall not be assigned by any party without the consent of the other parties. The obligations created hereby shall be binding upon the successors and permitted assigns of all parties hereto.

         12. The duties of the Escrow Agent hereunder shall terminate upon the latest occur of the return of the escrow documents to the Vendor pursuant to
Section  4(c) and the  delivery  of all  remaining  shares to the  Purchaser  to
Section 4(b) or to the Vendor pursuant to section 4(d).

IN WITNESS WHEREOF the parties hereto have hereunto affixed their hand and seals this ______ day of _____________________________ ,A.D., 1995.

                                         FIBERCORE INCORPORATED

                                         per:  ___/s/___________________________

                                         MIDDLE EAST SPECIALIZED CABLES CO.

                                         per:  _________________________________

                                         SHAWMUT BANK N.A.

                                         per:  _________________________________


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                                   SCHEDULE A


                         MUNAB INVESTMENTS LIMITED - 88%

                      MANSOUR ABDUL AZIZ MOHAMED KAKI - 12%